EXHIBIT 21

                         Subsidiaries of the Registrant

                                              State or Province of Incorporation
                                              ----------------------------------

HC HealthCare Hearing Clinics, Ltd.           British Columbia

HealthCare Hearing Clinics, Inc.              Washington

Pacific Hearing Clinic Inc.                   British Columbia

Oakridge Hearing Clinic Inc.                  British Columbia

Pacific Audiology Associates Inc.             British Columbia